UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ⌧ Filed by a Party other than the Registrant ◻
Check the appropriate box:

◻	Preliminary Proxy Statement.

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

◻	Definitive Proxy Statement.

⌧	Definitive Additional Materials.

◻	Soliciting Material under §240.14a-12.
FIRST NORTHERN COMMUNITY BANCORP
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):

⌧	No fee required.

◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

◻	Fee paid previously with preliminary materials.

◻
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Notice of Postponement of
Annual Meeting of Stockholders

To the Shareholders of First Northern Community Bancorp:

In light of the continuing public health concerns regarding the COVID-19 (coronavirus) pandemic, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company, originally scheduled to be held on Tuesday, May 19, 2020, at 5:30 p.m., local time, at First Northern Bank’s Operations Center (210 Stratford Avenue, Dixon, California), has been postponed.

The Company now plans to hold the Annual Meeting on June 25, 2020 at 5:30 p.m., local time, at the same location. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to vote at the Annual Meeting, or any postponement or adjournment thereof, if you were a shareholder of record at the close of business on March 31, 2020, the record date.  There will be no reception following the Annual Meeting this year.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares you own, we urge you to vote by promptly signing, dating and returning the Proxy Card included with the proxy materials previously distributed.

If you have any questions or need additional information, please contact: Ms. Devon Camara-Soucy, Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620, or by telephone at (707) 678-3041.

BY ORDER OF THE
BOARD OF DIRECTORS

Richard M. Martinez                                                                                              Louise A. Walker
Chairman of the Board                                                                                           President and Chief Executive Officer
Dated: May 9, 2020